Exhibit 10.38

CONSENT AND THIRD AMENDMENT TO THE AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This CONSENT AND THIRD AMENDMENT TO THE AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) is dated as of February 11, 2016, and is entered into by and among ARCTIC CAT INC., a Minnesota corporation (“Arctic Cat”), the Subsidiaries of Arctic Cat identified on the signature pages hereto (the “Borrowers” and each a “Borrower”), the financial institutions party to this Amendment from time to time as lenders (collectively, “Lenders”), and BANK OF AMERICA, N.A., a national banking association, as agent for the Lenders (“Agent”).

WHEREAS, the Borrowers, the Agent, and the Lenders have entered into that certain Amended and Restated Loan and Security Agreement dated as of November 8, 2013 (as amended, restated, or otherwise modified from time to time, the “Loan Agreement”);

WHEREAS, the Borrowers have informed the Agent that one of the Borrowers, Arctic Cat Production Support LLC, a Minnesota limited liability company (“ACPS”), desires to enter into a “new markets tax credit financing” pursuant to which, among other things, ACPS will borrow up to $15,520,000 in the aggregate from Wells Fargo Community Development Enterprise Round 12 Subsidiary 6, LLC, a Delaware limited liability company (“Wells Fargo Sub-CDE”), and MMCDC New Markets Fund XLIX, LLC, a Delaware limited liability company (“MMCDC Sub-CDE” and, together with Wells Fargo Sub-CDE, the “Sub-CDE Lenders”), for the acquisition, construction, operation, and equipping of a paint, welding and assembly line located on the Real Estate commonly known as 601 Brooks Avenue South, Thief River Falls, Minnesota 56701;

WHEREAS, the Sub-CDE Lenders will make the loans described above to ACPS with the proceeds of qualified equity investments received from WF Paint & Assembly Investment Fund, LLC, a Delaware limited liability company, with WF Paint & Assembly Investment Fund, LLC making such qualified equity investment with the proceeds received from an equity investment of $5,304,000 from Wells Fargo Community Investment Holdings, LLC and a secured loan from Arctic Cat Sales Inc. in the original principal amount of $10,776,000 (which Arctic Cat Sales Inc. shall fund using the proceeds of a Revolver Loan funded one day prior to the date of this Amendment into deposit account #####-###### held at Wells Fargo Bank, National Association in the name of Arctic Cat Sales Inc.);

WHEREAS, the Borrowers have requested that the Agent and the Lenders (a) consent to the transfer of the Original NMTC Equipment (as defined pursuant to this Amendment) from Arctic Cat to ACPS in connection with the “new markets tax credit financing” described above, (b) consent to the amendment and restatement of the bylaws of ACPS as provided in this Amendment, and (c) agree to make certain amendments to the Loan Agreement in connection with such “new markets tax credit financing”; and

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in the Loan Agreement and this Amendment, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Initially capitalized terms used but not otherwise defined in this Amendment have the respective meanings set forth in the Loan Agreement, as amended hereby.

ARTICLE II

CONSENT AND AMENDMENTS TO LOAN AGREEMENT

2.01 Limited Consent.

(a) The Borrowers have advised the Agent and the Lenders that the Original NMTC Equipment will be transferred from Arctic Cat to ACPS in connection with the NMTC Financing (as defined pursuant to this Amendment) and that ACPS plans to amend and restate its bylaws in connection with the NMTC Financing so that such bylaws are replaced in their entirety by an operating agreement in the form attached to this Amendment as Exhibit A (the “Bylaws Amendment and Restatement”). The Borrowers hereby acknowledge that, absent the consent set forth in this Section 2.01, (i) the transfer of the Original NMTC Equipment would not be permitted pursuant to Section 8.4.2 of the Loan Agreement and such transfer would be a Default under Section 11.1(d) of the Loan Agreement and (ii) the Bylaws Amendment and Restatement would not be permitted pursuant to Section 10.2.10 of the Loan Agreement and such amendment and restatement would be an Event of Default under Section 11.1(c) of the Loan Agreement. The Borrowers hereby request that the Agent and the Lenders consent to the transfer of the Original NMTC Equipment from Arctic Cat to ACPS in connection with the NMTC Financing and to the Bylaws Amendment and Restatement.

(b) Subject to the terms, conditions, and other restrictions set forth in this Amendment, each of the Agent and the Lenders hereby consents to (i) the transfer of the Original NMTC Equipment from Arctic Cat to ACPS in connection with the NMTC Financing, so long as ACPS reimburses Arctic Cat in cash and in an amount equal to $8,351,746.13 using the proceeds of the NMTC Loans and (ii) the Bylaws Amendment and Restatement solely as described in clause (a) above, so long as such Bylaws Amendment and Restatement does not cause the execution, delivery and performance of the Loan Documents by ACPS to contravene its Organic Documents.

(c) The consent set forth in this Section 2.01 does not affect the continued legality, validity, and binding effect of the Loan Agreement or the other Loan Documents. The Loan Agreement and the other Loan Documents continue to be fully enforceable in each case, except as expressly provided in this Amendment. The consent set forth in this Section 2.01 is specifically limited in time and scope to the transfer of the Original NMTC Equipment from Arctic Cat to ACPS in connection with the NMTC Financing and to the Bylaws Amendment and Restatement, in each case solely as described in this Amendment, and does not extend or apply to any other event, occurrence, or circumstance in existence as of the date of this Amendment or arising after the date of this Amendment. In addition, the consent set forth in this Section 2.01 does not constitute or establish (and is not to be deemed to constitute or establish) a custom or a practice on the part of the Agent or any Lender and does not prejudice any right of the Agent or any Lender in respect of any other disposition of Property or any other amendment, modification or other change to any Organic Document of any Obligor or Subsidiary of an Obligor.

2.02 Amendments to Loan Agreement.

(a) Existing Definitions. The definitions of “Defaulting Lender”, “Other Agreement” and “Permitted Contingent Obligations” set forth in Section 1.1 of the Loan Agreement are each hereby amended and restated to read in its entirety as follows:

Defaulting Lender: any Lender that (a) has failed to comply with its funding obligations hereunder, and such failure is not cured within two Business Days; (b) has notified Agent or any Borrower that such Lender does not intend to comply with its funding obligations hereunder or under any other credit facility, or has made a public statement to that effect; (c) has failed, within three Business Days following request by Agent or any Borrower, to confirm in a manner satisfactory to Agent and Borrowers that such Lender will comply with its funding obligations hereunder; or (d) has, or has a direct or indirect parent company that has, become the subject of an Insolvency Proceeding (including reorganization, liquidation, or appointment of a receiver, custodian, administrator or similar Person by the Federal Deposit Insurance Corporation or any other regulatory authority) or a Bail-In Action; provided, however, that a Lender shall not be a Defaulting Lender solely by virtue of a Governmental Authority’s ownership of an equity interest in such Lender or parent company unless the ownership provides immunity for such Lender from jurisdiction of courts within the United States or from enforcement of judgments or writs of attachment on its assets, or permits such Lender or Governmental Authority to repudiate or otherwise to reject such Lender’s agreements.

Other Agreement: the NMTC Intercreditor Agreement and each LC Document, fee letter, Lien Waiver, Real Estate Related Document, Borrowing Base Certificate, Compliance Certificate, Borrower Materials, or other note, document, instrument or agreement (other than this Agreement or a Security Document) now or hereafter delivered by an Obligor or other Person to Agent or a Lender in connection with any transactions relating hereto.

Permitted Contingent Obligations: Contingent Obligations (a) arising from endorsements of Payment Items for collection or deposit in the Ordinary Course of Business; (b) existing on the Closing Date and identified on Schedule 10.2.1, and any extension or renewal thereof that does not increase the amount of such Contingent Obligation when extended or renewed; (c) incurred in the Ordinary Course of Business with respect to surety, appeal or performance bonds, or other similar obligations; (d) arising from customary indemnification obligations in favor of purchasers in connection with dispositions of Equipment permitted hereunder; (e) arising under the Loan Documents; (f) in an aggregate amount of $1,000,000 or less at any time; (g) of Arctic Cat under that certain Repayment Guaranty, made as of the NMTC Closing Date by Arctic Cat to and for the benefit of the NMTC Lenders, as in effect on the NMTC Closing Date, but only so long as such guaranty is unsecured and the Debt guarantied thereby is permitted pursuant to Section 10.2.1(j); (h) of Arctic Cat under that certain Investment Fund Put and Call Agreement, dated as of the NMTC Closing Date, by and between Wells Fargo Community Investment Holdings, LLC, a Delaware limited liability company, and Arctic Cat, as in effect on the NMTC Closing Date, but only so long as the obligations of Arctic Cat thereunder are unsecured and the NMTC Loans are permitted pursuant to Section 10.2.1(j); and (i) of Arctic Cat and ACPS under that certain Indemnity Agreement, dated as of the NMTC Closing Date, made by Arctic Cat and ACPS for the benefit of Wells Fargo Community Investment Holdings, LLC, as in effect on the NMTC Closing Date, but only so long as the obligations of Arctic Cat thereunder are unsecured and the NMTC Loans are permitted pursuant to Section 10.2.1(j).

(b) New Definitions. The following definitions are hereby inserted in Section 1.1 of the Loan Agreement in appropriate alphabetical order:

ACPS: Arctic Cat Production Support LLC, a Minnesota limited liability company.

Arctic Cat Sales: Arctic Cat Sales Inc., a Minnesota corporation.

Bail-In Action: the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

Bail-In Legislation: with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

EEA Financial Institution: means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

EEA Member Country: any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

EEA Resolution Authority: any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

EU Bail-In Legislation Schedule: the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

Fund Loan Documents: (a) that certain Fund Loan Agreement, dated as of the NMTC Closing Date, by and between WF Paint & Assembly and Arctic Cat Sales, as amended, restated, supplemented, or otherwise modified from time to time, (b) that certain Promissory Note, dated as of the NMTC Closing Date, made by WF Paint & Assembly in favor of Arctic Cat Sales, in the original principal amount of $10,776,000, as amended, restated, replaced, supplemented, or otherwise modified from time to time, (c) that certain Security and Pledge Agreement, dated as of the NMTC Closing Date, by and between WF Paint & Assembly and Arctic Cat Sales, as amended, restated, supplemented, or otherwise modified from time to time, and (d) any and all other documents, agreements or understandings that evidence, secure, provide for the guaranty of, or otherwise govern the terms and conditions of the Debt evidenced by the documents referred to in clauses (a) and (b), each as amended, restated, supplemented, or otherwise modified from time to time.

MMCDC Sub-CDE: MMCDC New Markets Fund XLIX, LLC, a Delaware limited liability company, together with its successors and assigns under the NMTC Financing Documents.

NMTC Closing Date: February 11, 2016.

NMTC Disbursement Account: the deposit account number ####-###### held at Wells Fargo Bank, National Association, in the name of ACPS.

NMTC Equipment: the Original NMTC Equipment and Equipment owned by ACPS and purchased by ACPS entirely with the proceeds of the NMTC Loans from time to time in accordance with the NMTC Financing Documents and this Agreement.

NMTC Facility: means the NMTC Equipment and that certain paint facility located on the Real Estate commonly known as 601 Brooks Avenue South, Thief River Falls, Minnesota 56701 and consisting of approximately 234,375 square feet of space and leased from Arctic Cat by ACPS pursuant to that certain lease agreement dated as of January 1, 2003.

NMTC Financing: collectively, (a) the acquisition, construction, equipping and operation of the NMTC Equipment in the NMTC Facility by ACPS, using the proceeds of the NMTC Loans, (b) the NMTC Investment, and (c) interest payments and scheduled amortization payments by ACPS on the NMTC Loans.

NMTC Financing Documents: the NMTC Loan Agreement, the Fund Loan Documents, and any other agreement or instrument to which any Obligor is party, bound, or beneficiary in connection with the NMTC Financing.

NMTC Intercreditor Agreement: that certain Intercreditor Agreement, dated as of the NMTC Closing Date, by and among the Agent, Wells Fargo Sub-CDE, and MMCDC Sub-CDE, and acknowledged and agreed to by the Obligors, as amended, restated, supplemented, or otherwise modified from time to time in accordance with its terms.

NMTC Investment: the Investment in the form of a secured loan from Arctic Cat Sales to WF Paint & Assembly, in a principal amount not to exceed $10,776,000.

NMTC Loan Agreement: that certain Loan Agreement, dated as of the NMTC Closing Date, by and among ACPS, the Wells Fargo Sub-CDE, and the MMCDC Sub-CDE, as amended, restated, supplemented, or otherwise modified from time to time.

NMTC Loans: collectively, the loans to ACPS to provide funding for the financing of the NMTC Facility from (a) Wells Fargo Sub-CDE in an aggregate principal amount not to exceed $4,000,000 and (b) MMCDC Sub-CDE in a principal amount not to exceed $11,520,000.

Original NMTC Equipment: the Equipment acquired by ACPS in connection with the NMTC Financing and described on Exhibit C.

WF Paint & Assembly: means WF Paint & Assembly Investment Fund, LLC, a Delaware limited liability company, together with its successor and assigns under the NMTC Financing Documents.

Wells Fargo Holdings: means Wells Fargo Community Investment Holdings, LLC, a Delaware limited liability company, together with its successor and assigns under the NMTC Financing Documents.

Wells Fargo Sub-CDE means Wells Fargo Community Development Enterprise Round 12 Subsidiary 6, LLC, a Delaware limited liability company, together with its successors and assigns under the NMTC Financing Documents.

Write-Down and Conversion Powers: means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

(c) Use of Proceeds. The period at the end of Section 2.1.3 of the Loan Agreement is hereby replaced with the following:

“; and (g) to make the NMTC Investment permitted by Section 10.2.6.”

(d) Certain After-Acquired Collateral. The first sentence of Section 7.4.2 of the Loan Agreement is hereby amended and restated to read in its entirety as follows: “Borrowers shall promptly notify Agent in writing if, after the Closing Date, any Borrower obtains any interest in any Collateral consisting of Deposit Accounts, Chattel Paper, Documents, Instruments, Intellectual Property, Investment Property or Letter-of-Credit Rights and, upon Agent’s request, shall promptly take such actions as Agent deems appropriate to effect Agent’s duly perfected, first priority Lien upon such Collateral (provided that Agent’s Lien on the NMTC Disbursement Account may be second in priority to the Lien securing the NMTC Loans, so long as the NMTC Intercreditor Agreement is in full force and effect and any of the NMTC Loans are outstanding), including obtaining any appropriate possession, control agreement or Lien Waiver.”

(e) Collateral Assignment of Fund Loan Documents. A new Section 7.4.3 is hereby added to the Loan Agreement to read in its entirety as follows:

“7.4.3 Collateral Assignment of Fund Loan Documents.

(a) Without limiting the generality of the grant of security interest set forth in this Agreement or the other Loan Documents, including without limitation that set forth in Section 7.1 of this Agreement, each Obligor hereby assigns, transfers, and sets over unto Agent, for the benefit of the Secured Parties, as security for the prompt payment and performance of all Obligations, all of such Obligor’s right, title, and interest in and under the Fund Loan Documents, including, without limitation, the right to exercise any and all of such Obligor’s existing and future rights, remedies, claims, and causes of action arising under the Fund Loan Documents, including, without limitation, (i) any and all claims related to any breach of any representations, warranties, or covenants made by or on behalf of WF Paint & Assembly or/or any and all other Persons under the Fund Loan Documents, (ii) all of each Obligor’s rights to indemnification under the Fund Loan Documents by WF Paint & Assembly and/or any and all other Persons, and (iii) all rights to enforce any and all covenants contained in the Fund Loan Documents against WF Paint & Assembly and/or any and all other Persons.

(b) Nothing contained in this Agreement constitutes an assumption by Agent, in whole or in part, of any obligation of any Obligor under any Fund Loan Document. Agent will not be liable or responsible in any manner whatsoever to any Obligor, WF Paint & Assembly or any other Person for any matter or thing connected with any aspect of any of the Fund Loan Documents, including, without limitation, performance by any Obligor thereunder. Upon the occurrence and during the continuance of an Event of Default, Agent may, without further notice to or consent of any Obligor or any other Person, exercise all rights and remedies of each Obligor under the Fund Loan Documents and notify WF Paint & Assembly or any other Person of Agent’s rights and interests hereunder and thereunder.

(c) Each Obligor hereby covenants, represents, and warrants to Agent that (i) such Obligor has full right to assign its interest in the Fund Loan Documents and any other documents, agreements or understandings executed in connection therewith and all rights and benefits thereunder, (ii) the Fund Loan Documents are in full force and effect and not subject to any defenses, setoffs, or counterclaims whatsoever, (iii) no other assignment of any interest in any of the Fund Loan Documents has been made by any Obligor, (iv) without the prior written consent of Agent, such Obligor shall not do any of the following: (A) cancel, surrender, or terminate any Fund Loan Document, (B) change, alter, or modify any Fund Loan Document or (C) consent to the release of any party liable under any Fund Loan Document; (v) such Obligor shall notify Agent in writing of the occurrence of any material default by any Person, including an Obligor, under the terms of any of the Fund Loan Documents; and (vi) such Obligor shall notify Agent in writing of the exercise by such Obligor of any of its material rights or remedies under any Fund Loan Document.”

(f) Deposit Accounts. The third sentence of Section 8.5 of the Loan Agreement is hereby amended and restated to read in its entirety as follows: “A Borrower shall be the sole account holder of each Deposit Account and shall not allow any other Person (other than Agent and, with respect to the NMTC Disbursement Account so long as the NMTC Intercreditor Agreement is in full force and effect and any of the NMTC Loans are outstanding, Wells Fargo Sub-CDE and MMCDC Sub-CDE) to have control over a Deposit Account or any Property deposited therein.”

(g) EEA Financial Institution. A new Section 9.1.25 is hereby added to the Loan Agreement to read in its entirety as follows:

“9.1.25 EEA Financial Institution. No Obligor is an EEA Financial Institution.”

(h) NMTC Financing. A new Section 9.1.26 is hereby added to the Loan Agreement to read in its entirety as follows:

“9.1.26 NMTC Financing. No Obligor or Subsidiary is party to, bound by, or the beneficiary of any NMTC Financing Document and no NMTC Financing Document has been modified or otherwise amended, other than pursuant to documents of which final executed copies have been provided by the Obligors to the Agent.”

(i) Financial and Other Information.

(i) Clauses (a) and (b) of Section 10.1.2 of the Loan Agreement are hereby amended and restated to read in their entirety as follows:

“(a) as soon as available, and in any event within 90 days after the close of each Fiscal Year, balance sheets as of the end of such Fiscal Year and the related statements of income, cash flow and shareholders equity for such Fiscal Year, on consolidated and (upon request by Agent) consolidating bases for Borrowers and Subsidiaries (together with any separate balance sheet prepared with respect to ACPS as of the end of such Fiscal Year, and any related statements of income, cash flows, and shareholders equity), which consolidated statements shall be audited and certified (without qualification) by a firm of independent certified public accountants of recognized standing selected by Borrowers and acceptable to Agent, and shall set forth in comparative form corresponding figures for the preceding Fiscal Year and other information acceptable to Agent (provided, however, that any financial statements required to be delivered pursuant to this Section 10.1.2(a) (to the extent such statements are included in materials otherwise filed with the Securities and Exchange Commission) may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date on which the Borrowers post such documents on www.sec.gov, or provide a link thereto on the Borrowers’ website at www.arcticcatinc.com, so long as, concurrent therewith, the Borrowers provide each Lender and Agent with notice alerting them to such posting, together with any additional materials required to be delivered therewith, including but not limited to any Compliance Certificate required to be provided at such time; provided that the Borrowers shall deliver paper copies of such documents to any Lender that requests the Borrowers to deliver such paper copies);

(b) as soon as available, and in any event within 30 days after the end of each month (but within 60 days after the last month in a Fiscal Year), unaudited balance sheets as of the end of such month and the related statements of income and cash flow for such month and for the portion of the Fiscal Year then elapsed, on consolidated and (upon request by Agent) consolidating bases for Borrowers and Subsidiaries (together with any separate balance sheet prepared with respect to ACPS as of the end of such month, and any related statements of income and cash flow), setting forth in comparative form corresponding figures for the preceding Fiscal Year and certified by the chief financial officer of Borrower Agent as prepared in accordance with GAAP and fairly presenting the financial position and results of operations for such month and period, subject to normal year-end adjustments and the absence of footnotes;”

(ii) Clause (k) of Section 10.1.2 of the Loan Agreement is hereby relettered as clause (m) and the following clauses are hereby inserted in appropriate alphabetical order in Section 10.1.2 of the Loan Agreement:

“(k) promptly after the same are available and delivered to the required recipients thereof, copies of each report or financial statement delivered to any Obligor or Subsidiary, or by any Obligor or Subsidiary to WF Paint & Assembly, Wells Fargo Holdings, Wells Fargo Sub-CDE, MMCDC Sub-CDE and/or any other Person, in connection with the NMTC Financing;

(l) promptly upon execution thereof, a copy of each NMTC Financing Document and each amendment to or modification of an NMTC Financing Document, in each case together with all items delivered to any Obligor or any Subsidiary, or by any Obligor or Subsidiary to WF Paint & Assembly, Wells Fargo Holdings, Wells Fargo Sub-CDE, MMCDC Sub-CDE and/or any other Person, in connection therewith; and”

(j) Notices. Clause (c) of Section 10.1.3 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

“(c) any default under or termination of a Material Contract or an NMTC Financing Document;”

(k) Bank Accounts. Section 10.1.10 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

“10.1.10 Bank Accounts. Maintain all operating, administrative, cash management, funds transfer, collection or lockbox activity and other deposit accounts and all other bank products (including funds transfer, information reporting services and other treasury management services) for the conduct of the Borrowers’ business with Bank of America; provided, however, that (a) Borrowers may use Bank Products provided by JPMorgan Chase Bank, N.A. to Borrowers and (b) the following bank accounts may be maintained with Wells Fargo Bank, so long as such accounts are used solely for the purposes indicated in this clause (b): general account (operating) ########, self-insured workers’ compensation account ########, general account ########, lockbox account ########, accounts payable account ########, general account (for corporate credit cards) ########, operating account ########, operating account ######## and, so long as the NMTC Intercreditor Agreement is in full force and effect and any of the NMTC Loans remain outstanding, the NMTC Disbursement Account. Borrowers shall cause the NMTC Disbursement Account to be closed on or prior to August 30, 2017.”

(l) Post-Closing Obligations. The period at the end of Section 10.1.12 of the Loan Agreement is hereby replaced with a semicolon, and the following clauses are hereby inserted at the end of Section 10.1.12:

“(iv) on or before February 11, 2016, Agent shall have received (A) a bill of sale evidencing that ACPS has paid Arctic Cat an amount equal to $8,351,746.13 for the Original NMTC Equipment and (B) evidence that such payment was made in cash using the proceeds of the NMTC Loans;

(v) on or before February 12, 2016, as such deadline may be extended in writing by Agent from time to time, Agent shall have received a duly executed undated original endorsement in blank with respect to each promissory note issued to Arctic Cat Sales Inc. by WF Paint & Assembly Investment Fund, LLC, a Delaware limited liability company, in connection with the NMTC Investment; and

(vi) on or before March 11, 2016, (A) a Deposit Account Control Agreement by and among Wells Fargo Bank, National Association, the Agent, Wells Fargo Sub-CDE, MMCDC Sub-CDE, and ACPS concerning the NMTC Disbursement Account, (B) a Deposit Account Control Agreement by and among Wells Fargo Bank, National Association, the Agent, and ACPS concerning ACPS’s operating account number 4129-385860 and (C) a Deposit Account Control Agreement by and among Wells Fargo Bank, National Association, the Agent, and Arctic Cat Sales concerning Arctic Cat Sales’ operating account number ########.”

(m) Permitted Debt. The first parenthetical in clause (d) of Section 10.2.1 of the Loan Agreement is hereby amended and restated to read in its entirety as follows: “(other than the Obligations, Subordinated Debt, Permitted Purchase Money Debt, and Debt permitted by clause (j) of this Section 10.2.1)”. Clause (j) of Section 10.2.1 of the Loan Agreement is hereby relettered as clause (k) and the following clause is hereby inserted in appropriate alphabetical order in Section 10.2.1 of the Loan Agreement:

“(j) Debt of ACPS in connection with the NMTC Financing in an aggregate principal amount not to exceed $15,520,000, so long as such Debt remains subject to the NMTC Intercreditor Agreement; and”

(n) Permitted Liens. The period at the end of Section 10.2.2(k) of the Loan Agreement is hereby replaced with a semicolon and the following new clause is hereby added to the end of such Section 10.2.2:

“(l) Liens on the NMTC Equipment and the NMTC Disbursement Account securing the Debt permitted by Section 10.2.1(j), which Liens may have priority over Agent’s Liens so long as such Liens securing such Debt permitted by Section 10.2.1(j) are subject to the NMTC Intercreditor Agreement.”

(o) Disposition of Assets. The period at the end of Section 10.2.5 of the Loan Agreement is hereby deleted and replaced by the following:

“; provided that any transfer of Property from any Obligor to ACPS must be for cash and for the fair market value of the transferred Property.”

(p) Loans. Section 10.2.6 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

“10.2.6 Loans.

Make any loans or other advances of money to any Person, except (a) advances to an officer or employee for salary, travel expenses, commissions and similar items in the Ordinary Course of Business; (b) prepaid expenses and extensions of trade credit made in the Ordinary Course of Business; (c) deposits with financial institutions permitted hereunder; (d) as long as no Default or Event of Default exists, intercompany loans by a Borrower to another Borrower (other than to ACPS); (e) the NMTC Investment; and (f) the reimbursement of the transferring Obligor by ACPS, using the proceeds of the NMTC Loans, in cash in an amount equal to the fair market value of the NMTC Equipment transferred to ACPS by such transferring Obligor.”

(q) Restrictions on Payment of Certain Debt. Section 10.2.7 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

“10.2.7 Restrictions on Payment of Certain Debt.

Make any payment (whether voluntary or mandatory, or a prepayment, redemption, retirement, defeasance or acquisition) with respect to any (a) Subordinated Debt or Debt permitted under Section 10.2.1(j), in each case except regularly scheduled payments of principal, interest and fees, but only to the extent permitted under any intercreditor or subordination agreement relating to such Debt (and, with respect to Subordinated Debt, a Senior Officer of Borrower Agent shall certify to Agent, not less than five Business Days prior to the date of payment, that all conditions under such agreement have been satisfied); or (b) Borrowed Money (other than the Obligations, Subordinated Debt, and Debt permitted under Section 10.2.1(j)) prior to its due date under the agreements evidencing such Debt as in effect on the Closing Date (or as amended thereafter with the consent of Agent).”

(r) Fundamental Changes. The following parenthetical is hereby inserted immediately prior to the semicolon appearing as the end of Section 10.2.8(a) of the Loan Agreement: “(other than mergers or consolidations of a wholly-owned Subsidiary with or into ACPS)”.

(s) Affiliate Transactions. The following parenthetical is hereby inserted immediately prior to the semicolon appearing as the end of Section 10.2.16(c) of the Loan Agreement: “(subject to Section 10.2.5)”.

(t) Amendments to Subordinated Debt, Dealer Finance Agreements, and NMTC Financing Documents. Section 10.2.18 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

“10.2.18 Amendments to Subordinated Debt, Dealer Finance Agreements, and NMTC Financing Documents.

Amend, supplement or otherwise modify any NMTC Financing Document or any document, instrument or agreement relating to any Subordinated Debt or to the Dealer Finance Agreements, if such modification (a) increases the principal balance of such Debt, or increases any required payment of principal or interest; (b) accelerates the date on which any installment of principal or any interest is due, or adds any additional redemption, put or prepayment provisions; (c) shortens the final maturity date or otherwise accelerates amortization; (d) increases the interest rate; (e) increases or adds any fees or charges; (f) modifies any covenant in a manner or adds any representation, covenant or default that is more onerous or restrictive in any material respect for any Borrower or Subsidiary, or that is otherwise materially adverse to any Borrower, any Subsidiary or Lenders; (g) in the case of Subordinated Debt, results in the Obligations and/or the Liens securing the Obligations not being fully benefited by the subordination and/or intercreditor provisions applicable thereto; or (h) in the case of a NMTC Financing Document, results in the Obligations and/or the Liens securing the Obligations not being fully benefitted by the NMTC Intercreditor Agreement.”

(u) NMTC Disbursement Account. A new Section 10.2.20 is hereby added to the Loan Agreement to read in its entirety as follows:

“10.2.20 NMTC Disbursement Account. Permit any funds to be deposited into or otherwise held in the NMTC Disbursement Account at any time, other than the proceeds of the NMTC Loans, or permit any funds to be removed from the NMTC Disbursement Account, other than funds used by ACPS to purchase NMTC Equipment and funds foreclosed upon by the NMTC Lenders and/or the Agent in accordance with the NMTC Financing Documents and the Loan Documents.”

(v) Events of Default. The period at the end of Section 11.1(m) of the Loan Agreement is hereby replaced with a semicolon and the word “and”, and the following new clause (n) is hereby added to Section 11.1 of the Loan Agreement in appropriate alphabetical order:

“(n) (i) the occurrence of a default or event of default, however defined, under any NMTC Financing Document, (ii) the occurrence of an event that has resulted in, or may reasonably be expected to result in, a recapture (as defined in Section 45D(g) of the Tax Code (as defined in the NMTC Loan Agreement) and Treasury Regulation Section 1.45D-1(e)) of the New Markets Tax Credits (as defined in the NMTC Loan Agreement), or (iii) the exercise of any put or call right pursuant to that certain

Investment Fund Put and Call Agreement, dated as of the NMTC Closing Date, by and between Wells Fargo Community Investment Holdings, LLC, a Delaware limited liability company, and Arctic Cat, as amended, restated, supplemented, or otherwise modified from time to time.”

(w) Acknowledgement and Consent to Bail-In of EEA Financial Institutions. A new Section 14.18 is hereby added to the Loan Agreement to read in its entirety as follows:

“14.18 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.”

(x) Original NMTC Equipment. A new Exhibit C is hereby appended to the Loan Agreement to read in its entirety as set forth on Exhibit B attached hereto.

(y) Deposit Accounts. Schedule 8.5 of the Loan Agreement is hereby amended and restated to read in its entirety as set forth on Exhibit C attached hereto.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each Obligor hereby represents and warrants to each Lender and the Agent, as of the Third Amendment Effective Date (as such term is defined in Section 4.01 below), as follows:

3.01 Representations and Warranties. After giving effect to this Amendment, the representations and warranties set forth in the Loan Agreement as modified by this Amendment, including without limitation Section 9 thereof, and in each other Loan Document are true and correct in all material respects on and as of the date hereof and on and as of the Third Amendment Effective Date with the same effect as if made on and as of the date hereof or the Third Amendment Effective Date, as the case may be, except to the extent such representations and warranties expressly relate solely to an earlier date.

3.02 No Defaults. Each of the Obligors is in compliance with all terms and conditions of the Loan Agreement, as modified by this Amendment, and the other Loan Documents on its part to be observed and performed and no Default or Event of Default has occurred and is continuing.

3.03 Authority and Pending Actions. The execution, delivery, and performance by each Obligor of this Amendment has been duly authorized by each such Obligor (as applicable) and there is no action pending or any judgment, order, or decree in effect which is likely to restrain, prevent, or impose materially adverse conditions upon the performance by any Obligor of its obligations under the Loan Agreement, as modified by this Amendment, or the other Loan Documents.

3.04 Enforceability. This Amendment, and the Loan Agreement as modified by this Amendment, constitutes the legal, valid, and binding obligation of each Obligor, enforceable against each such Obligor in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization, or other similar laws affecting the enforcement of creditors’ rights or by the effect of general equitable principles.

3.05 Breach; Conflicts. The execution, delivery, and performance by each Obligor of this Amendment do not and will not conflict with, or constitute a violation or breach of, or result in the imposition of any Lien upon the property of such Obligor, by reason of the terms of (i) any contract, mortgage, lease, agreement, indenture, or instrument to which such Obligor is a party or which is binding upon it, (ii) any Applicable Law with respect to such Obligor, or (iii) any Organic Document of such Obligor.

ARTICLE IV

CONDITIONS PRECEDENT AND FURTHER ACTIONS

4.01 Conditions Precedent. The consents and amendments contained in Article II shall not be effective or binding upon the Agent or the Lenders until each of the following conditions precedent has been satisfied in form and substance satisfactory to the Agent (the first date upon which each such condition has been satisfied being herein called the “Third Amendment Effective Date”):

(a) the representations and warranties contained herein and in the Loan Agreement, as modified by this Amendment, shall be true and correct in all material respects as of the date hereof (without duplication of any materiality qualifier contained therein), as if made on such date, except for such representations and warranties limited by their terms to a specific date (in which case such representations and warranties shall be true and correct as of such specific date in such respect);

(b) Agent shall have received duly executed counterparts of (i) this Amendment, which, when taken together, bear the authorized signatures of the Borrowers, the Agent, and the Lenders; and (ii) the NMTC Intercreditor Agreement, which, when taken together, bear the authorized signatures of the parties thereto;

(c) Agent shall have received a copy of any tax opinion delivered with respect to the NMTC Financing (which need not be addressed to Agent or any Lender);

(d) Agent shall have received certified copies of the NMTC Financing Documents;

(e) Agent shall have received a final sources and uses analysis with respect to the NMTC Financing;

(f) Agent shall have received the original promissory note(s) issued to Arctic Cat Sales Inc. by WF Paint & Assembly Investment Fund, LLC, a Delaware limited liability company, in connection with the NMTC Investment;

(g) Agent shall have received a certificate of a duly authorized officer of ACPS, certifying that attached copies of such Obligor’s Organic Documents, modified as described in Section 2.01 of this Amendment, are true and complete, and in full force and effect, without modification except as shown. Agent may conclusively rely on this certificate until it is otherwise notified by ACPS in writing.

(h) the Obligors shall have paid to the Agent all fees, costs, and expenses owed to and/or incurred by the Agent and the Lenders in connection with this Amendment;

(i) Agent shall have received such other documents, legal opinions, instruments, and certificates relating to this Amendment as it shall reasonably request and such other documents, legal opinions, instruments, and certificates that shall be satisfactory in form and substance to the Agent and the Lenders. All corporate proceedings taken or to be taken in connection with this Amendment and documents incidental thereto whether or not referred to herein shall be reasonably satisfactory in form and substance to the Agent and the Lenders; and

(j) all proceedings taken in connection with the transactions contemplated by this Amendment and all documentation and other legal matters incident thereto shall be satisfactory to the Agent in its sole and absolute discretion.

4.02 Further Actions. Each of the parties to this Amendment agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Amendment.

ARTICLE V

COSTS AND EXPENSES

Without limiting the terms and conditions of the Loan Documents, the Obligors jointly and severally agree to pay on demand: (i) all reasonable costs and expenses incurred by the Agent in connection with the preparation, negotiation, and execution of this Amendment and the other Loan Documents executed pursuant to this Amendment and any and all subsequent amendments, modifications, and supplements to this Amendment, including without limitation, the reasonable costs and fees of the Agent’s legal counsel; and (ii) all reasonable costs and expenses reasonably incurred by the Agent in connection with the enforcement or preservation of any rights under the Loan Agreement, this Amendment, and/or the other Loan Documents, including without limitation, the reasonable costs and fees of the Agent’s legal counsel.

ARTICLE VI

MISCELLANEOUS

6.01 Cross-References. References in this Amendment to any Section are, unless otherwise specified, to such Section of this Amendment.

6.02 Instrument Pursuant to Loan Agreement. This Amendment is a Loan Document executed pursuant to the Loan Agreement and shall (unless otherwise expressly indicated herein) be construed, administered, and applied in accordance with the terms and provisions of the Loan Agreement.

6.03 Acknowledgment of the Obligors. Each Obligor hereby represents and warrants that the execution and delivery of this Amendment and compliance by such Obligor with all of the provisions of this Amendment: (i) are within the powers and purposes of such Obligor; (ii) have been duly authorized or approved by the board of directors (or other appropriate governing body) of such Obligor; and (iii) when executed and delivered by or on behalf of such Obligor will constitute valid and binding obligations of such Obligor, enforceable in accordance with its terms. Each Obligor reaffirms its obligations to perform and pay all amounts due to the Agent or the Lenders under the Loan Documents (including, without limitation, its obligations under any promissory note evidencing any of the Loans) in accordance with the terms thereof, as amended and modified hereby.

6.04 Loan Documents Unmodified. Each of the amendments provided herein shall apply and be effective only with respect to the provisions of the Loan Document specifically referred to by such amendments. Except as otherwise specifically modified by this Amendment, all terms and provisions of the Loan Agreement and all other Loan Documents, as modified hereby, shall remain in full force and effect and are hereby ratified and confirmed in all respects. Nothing contained in this Amendment shall in any way impair the validity or enforceability of the Loan Documents, as modified hereby, or alter, waive, annul, vary, affect, or impair any provisions, conditions, or covenants contained therein or any rights, powers, or remedies granted therein, except as otherwise specifically provided in this Amendment. Subject to the terms of this Amendment, any lien and/or security interest granted to the Agent, for the benefit of the Lenders, in the Collateral set forth in the Loan Documents shall remain unchanged and in full force and effect and the Loan Agreement and the other Loan Documents shall continue to secure the payment and performance of all of the Obligations.

6.05 Parties, Successors and Assigns. This Amendment represents the agreement of the Borrowers, the Agent and each of the Lenders signatory hereto with respect to the subject matter hereof, and there are no promises, undertakings, representations, or warranties relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents. This Amendment shall be binding upon and inure to the benefit of Borrowers, Agent, Lenders, and their respective successors and assigns, except that (i) no Borrower shall have the right to assign its rights or delegate its obligations under any Loan Documents; and (ii) any assignment by a Lender must be made in compliance with Section 13.3 of the Loan Agreement.

6.06 Counterparts. This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment shall become effective when all conditions precedent have been met and when the Agent has executed it and received counterparts bearing the signatures of all other parties hereto. Delivery of a signature page of this Amendment by telecopy shall be effective as delivery of a manually executed counterpart of such agreement. This Amendment may be executed and delivered by facsimile or electronic mail, and will have the same force and effect as manually signed originals. Any electronic signature, contract formation on an electronic platform and electronic record-keeping shall have the same legal validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system to the fullest extent permitted by Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar state law based on the Uniform Electronic Transactions Act.

6.07 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only, are not a part of this Amendment, and shall not affect the interpretation hereof.

6.08 Waivers. To the fullest extent permitted by Applicable Law, each Borrower waives (a) the right to trial by jury (which the Agent and each Lender hereby also waives) in any proceeding or dispute of any kind relating in any way to any Loan Documents (including this Amendment), Obligations, or Collateral; (b) presentment, demand, protest, notice of presentment, default, non-payment, maturity, release, compromise, settlement, extension or renewal of any commercial paper, accounts, documents, instruments, chattel paper, and guaranties at any time held by the Agent on which a Borrower may in any way be liable, and hereby ratifies anything the Agent may do in this regard; (c) notice prior to taking possession or control of any Collateral; (d) any bond or security that might be required by a court prior to allowing the Agent to exercise any rights or remedies; (e) the benefit of all valuation, appraisement and exemption laws; (f) any claim against the Agent, Issuing Bank or any Lender, on any theory of liability, for special, indirect, consequential, exemplary, or punitive damages (as opposed to direct or actual damages) in any way relating to any Enforcement Action, Obligations, Loan Documents or transactions relating thereto; and (g) notice of acceptance hereof. Each Borrower acknowledges that the foregoing waivers are a material inducement to the Agent, Issuing Bank and Lenders entering into this Amendment and that the Agent, Issuing Bank and Lenders are relying upon the foregoing in their dealings with the Borrowers. Each Borrower has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial and other rights following consultation with legal counsel. In the event of litigation, this Amendment may be filed as a written consent to a trial by the court.

6.09 Choice of Law; Jury Trial Waiver; Submission to Jurisdiction. THIS AMENDMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES (BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS). EACH BORROWER HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN OR WITH JURISDICTION OVER THE STATE OF ILLINOIS, IN ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, AND AGREES THAT ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT. EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING ANY SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 14.3.1 OF THE LOAN AGREEMENT. A final judgment in any proceeding of any such court shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or any other manner provided by Applicable Law. Nothing herein shall limit the right of the Agent or any Lender to bring proceedings against any Obligor in any other court, nor limit the right of any party to serve process in any other manner permitted by Applicable Law. Nothing in this Amendment shall be deemed to preclude enforcement by the Agent of any judgment or order obtained in any forum or jurisdiction.

6.10 Severability. Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be valid under Applicable Law. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of the Loan Documents shall remain in full force and effect.

6.11 Total Agreement. This Amendment, the Loan Agreement, and all other Loan Documents constitute the entire agreement, and supersede all prior understandings and agreements among the parties relating to the subject matter hereof.

6.12 Release. IN CONSIDERATION OF THIS AMENDMENT, EACH OBLIGOR REPRESENTS AND WARRANTS THAT AS OF THE DATE HEREOF THERE ARE NO KNOWN CLAIMS, OFFSETS, DEFENSES OR COUNTERCLAIMS TO ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS, AND HEREBY WAIVES ANY AND ALL CLAIMS, OFFSETS, DEFENSES OR COUNTERCLAIMS, WHETHER KNOWN OR UNKNOWN, ARISING PRIOR TO THE DATE OF ITS EXECUTION OF THIS AMENDMENT AND RELEASES AND DISCHARGES AGENT, EACH LENDER AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, SHAREHOLDERS, AFFILIATES AND ATTORNEYS (COLLECTIVELY THE “RELEASED PARTIES”) FROM ANY AND ALL OBLIGATIONS, INDEBTEDNESS, LIABILITIES, CLAIMS, RIGHTS, CAUSES OF ACTION OR DEMANDS WHATSOEVER, WHETHER KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, IN LAW OR EQUITY, WHICH SUCH OBLIGOR HAS OR MAY HAVE AGAINST ANY RELEASED PARTY ARISING PRIOR TO THE DATE HEREOF AND FROM OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the day and year first written above.

BORROWERS:

ARCTIC CAT INC., a Minnesota corporation

By:	/s/ Christopher J. Eperjesy
Name: Christopher J. Eperjesy
Title: Chief Financial Officer

ARCTIC CAT SALES INC., a Minnesota corporation

By:	/s/ Christopher J. Eperjesy
Name: Christopher J. Eperjesy
Title: Chief Financial Officer

ARCTIC CAT PRODUCTION LLC, a Minnesota limited liability company

By:	/s/ Christopher J. Eperjesy
Name: Christopher J. Eperjesy
Title: Chief Financial Officer

ARCTIC CAT PRODUCTION SUPPORT LLC, a Minnesota limited liability company

By:	/s/ Christopher J. Eperjesy
Name: Christopher J. Eperjesy
Title: Chief Financial Officer

ARCTIC CAT SHARED SERVICES LLC, a Minnesota limited liability company

By:	/s/ Christopher J. Eperjesy
Name: Christopher J. Eperjesy
Title: Chief Financial Officer

MOTORFIST, LLC, a Minnesota limited liability company

By:	/s/ Christopher J. Eperjesy
Name: Christopher J. Eperjesy
Title: Treasurer

Notice Address for Borrowers:

505 Waterford Park, Suite 1000
505 N. Highway 169
Plymouth, MN 55441
Attn: Christopher J. Eperjesy, CFO
Telecopy: 763.354.1803

BANK OF AMERICA, N.A.,
as Agent and Lender

By:	/s/ Brian Conole

Name:	Brian Conole
Title:	Senior Vice President
Address:	Bank of America Business Capital
20975 Swenson Drive, Suite 200
Waukesha, WI 53186
Telecopy:	262.207.3347

JPMORGAN CHASE BANK, N.A.,
as Lender

By:	/s/ Ray Gage
Name:	Ray Gage
Title:	Authorized Officer

Exhibit A

to

CONSENT AND THIRD AMENDMENT TO THE AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

OPERATING AGREEMENT OF ACPS

See attached.

Exhibit B

to

CONSENT AND THIRD AMENDMENT TO THE AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

EXHIBIT C

to

Amended and Restated Loan and Security Agreement

ORIGINAL NMTC EQUIPMENT

System Name	Serial No.	Fair Market Value	Manufacturer
TTX Paint System 480Y/227VAC/3 Phase/60 HZ, consisting of: • Pretreatment System • E-Coat System • Post Rinse System • E-Coat Oven • E- Coat Cooling Tunnel • Flash-Off/Bypass Tunnel • Powder Oven • Powder Cooling Tunnel • Powder Room • 30 GPM R/O • P&F CONV SYSTEM • FINESSE Area Enclosure	2927	$7,254,603.20	Therms-Tron-X Inc. (TTX)

Nordson ColorMax Powder coating system Fan Starter Upgrade	E-112452804	$991,782.00	Nordson Corporation

IEP Explosion Protection (#32-091500-001) for Nordson Powder Paint Afterfilters 22000 CFM, including: • Control Panels EX200 (2) • Pressure Explosion Detectors (8) • Detector Installation Kit (8) • Pistonfire II PFII-1000 4KG PFII-1000 (8) • Pistonfire II PFII-3000 20KG PFII-3000 (2) • Cable Pistonfire 2 Kit (10) • Sling-Cylinder 5L 13.5L 27L Sling • Kit-elbow 180-degree kit (Nordson) (10) • Spreader – Conical 3in (8) • Spreader kit – 3in Hygienic spreader sst (2) • Cap- blowout 3in blowout cap silicone (8)	#2868 #2869	$64,635.93	IEP Technologies LLC

Aquila Carrier Management System • DMM Carrier Management System with custom modifications per Arctic Cat Spec and software	1322241	$40,725.00	The Aquila Group Inc.

Exhibit C

to

CONSENT AND THIRD AMENDMENT TO THE AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

SCHEDULE 8.5

to

Amended and Restated Loan and Security Agreement

DEPOSIT ACCOUNTS

ARCTIC CAT INC.

Depository Bank	Type of Account	Account Numbers
Wells Fargo	Arctic Cat Inc. Operating	#####
Wells Fargo	Workers Comp.	#####
Bank of America	Blocked Account	#####
Bank of America	Blocked Account	#####
Bank of America	Controlled Disbursement Account	#####
Bank of America	Controlled Disbursement Account	#####
Bank of America	N/A – Not Used	#####
Bank of America	Self-Insured Workers Comp.	#####
Bank of America	AC Shared Services LLC/ Payroll/ Payroll Taxes	#####
Bank of America	AC Production Support LLC/ Payroll/Payroll Taxes	#####
Bank of America	AC Production LLC/ Payroll / Payroll Taxes	#####
Wells Fargo	Accounts Payable	#####

ARCTIC CAT SALES INC.

Depository Bank	Type of Account	Account Numbers
Wells Fargo	General	#####
Wells Fargo	Collateral Account Lockbox	#####
Bank of America	Operating Account – Canada	#####
Bank of America	Blocked Account	#####
Wells Fargo	Operating Account	#####

MOTORFIST, LLC

Depository Bank	Type of Account	Account Numbers
Wells Fargo	General (for Corp. Credit Cards)	#####
Bank of America	Operating (CAD)	#####
Bank of America	Operating (CAD)	#####

ARCTIC CAT PRODUCTION SUPPORT LLC

Depository Bank	Type of Account	Account Numbers
Wells Fargo Bank, National Association	NMTC Disbursement Account	####-######
Wells Fargo Bank, National Association	Operating	####-######